                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A
              (An Amendment to Form 8-K filed on January 14, 1998)

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934

       Date of Report (Date of earliest event reported): December 30, 1997








                            VISION TWENTY-ONE, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


     FLORIDA                         0-22977                   59-3384581
----------------------          ----------------       -------------------------
 (State or other                   (Commission               (IRS Employer
 jurisdiction of                   File Number)            Identification No.)
 incorporation)




          7209 BRYAN DAIRY ROAD
             LARGO, FLORIDA                                      33777
----------------------------------------               -------------------------
(Address of principal executive offices)                      (Zip Code)





        Registrant's Telephone Number, Including Area Code: 813-545-4300

           This Form 8-K/A is filed to provide financial statements of businesses acquired and pro forma financial information related to same previously omitted from the Company's Form 8-K filed on January 14, 1998, and to file the Company's press release related to the completion of its secondary public offering of common stock.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial Statements of Businesses Acquired.

         The financial statements of businesses acquired by the Company which were omitted from the Form 8-K filed on January 14, 1998, are filed with this Amendment as follows:


   COMBINED FINANCIAL STATEMENTS OF MEC HEALTH CARE, INC. and LSI ACQUISITION

         Report of Independent Certified Public Accountants....................................................... 3
         Combined Balance Sheet as of November 30, 1997........................................................... 4
         Combined Statement of Operations for the Eleven-Month Period Ended November 30, 1997..................... 5
         Combined Statement of Stockholder's Equity for the Eleven-Month Period ended November 30, 1997........... 6
         Combined Statement of Cash Flows for the Eleven-Month Period ended November 30, 1997..................... 7
         Notes to Combined Financial Statements................................................................... 8

               Report of Independent Certified Public Accountants

Board of Directors
MEC Health Care, Inc. and LSI Acquisition, Inc.

We have audited the accompanying combined balance sheet of MEC Health Care, Inc. and LSI Acquisition, Inc. (collectively referred to as the Company), as of November 30, 1997, and the related combined statements of operations, stockholder's equity, and cash flows for the eleven-month period ended November 30, 1997. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position at November 30, 1997 of MEC Health Care, Inc. and LSI Acquisition, Inc. and the combined results of their operations and their cash flows for the eleven-month period then ended in conformity with generally accepted accounting principles.

/s/ Ernst & Young LLP

Tampa, Florida
March 5, 1998

                MEC Health Care, Inc. and LSI Acquisition, Inc.

                             Combined Balance Sheet

                                                                   NOVEMBER 30,
                                                                       1997
                                                                  --------------
ASSETS
Current assets:
   Cash and cash equivalents                                      $      260,248
   Due from NNJEI                                                        491,047
   Due from health benefits payors                                       111,266
   Prepaid expenses                                                       21,228
                                                                  --------------
Total current assets                                                     883,789










Property, equipment and improvements, net                                829,727
Intangible assets, net of accumulated amortization of
  approximately $86,000                                                1,515,724
Other assets                                                             165,793
Deferred tax asset                                                         5,000
                                                                  --------------
Total assets                                                      $    3,400,033
                                                                  ==============


                                                                   NOVEMBER 30,
                                                                       1997
                                                                  --------------

LIABILITIES AND STOCKHOLDER'S EQUITY
   Current liabilities:
     Accounts payable and accrued expenses                        $       87,417
     Accrued compensation                                                144,780
     Due to NNJEI                                                         52,490
     Note payable                                                         26,500
     Medical claims payable                                            1,104,662
     Income taxes payable                                                313,000
     Current portion of obligations under capital leases                 232,095
                                                                  --------------
Total current liabilities                                              1,960,944

Obligations under capital leases, net of current portion                 463,434

Stockholder's equity :
   Common stock, $.001 par value; 51,000 shares authorized;
     6,000 shares issued and outstanding                                       6
   Retained earnings                                                     975,649
                                                                  --------------
Total stockholder's equity                                               975,655
                                                                  --------------
Total liabilities and stockholder's equity                        $    3,400,033
                                                                  ==============


See accompanying notes.

                 MEC Health Care, Inc. and LSI Acquisition, Inc.

                        Combined Statement of Operations



                                                            ELEVEN-MONTH PERIOD
                                                             NOVEMBER 30, 1997
                                                            --------------------
Revenues:
   Managed care                                             $  7,952,150
   Practice management fees                                    2,920,873
   Other revenue                                                 119,954
                                                            ------------
                                                              10,992,977

Operating expenses:
   Practice management expenses                                2,169,444
   Medical claims                                              6,011,152
   Salaries, wages and benefits                                  953,048
   General and administrative                                    429,176
   Management fee paid to Stockholder                            292,989
   Depreciation and amortization                                 341,882
                                                            ------------
                                                              10,197,691
                                                            ------------
Income from operations                                           795,286
Interest expense                                                  76,600
                                                            ------------
Income before income taxes                                       718,686

Income taxes                                                     308,000
                                                            ------------
Net income                                                  $    410,686
                                                            ============




See accompanying notes.

                MEC Health Care, Inc. and LSI Acquisition, Inc.

                   Combined Statement of Stockholder's Equity



                                    COMMON STOCK         ADDITIONAL                       TOTAL
                               --------------------       PAID-IN      RETAINED       STOCKHOLDER'S
                                  SHARES     AMOUNT       CAPITAL      EARNINGS           EQUITY
                               -----------------------------------------------------------------
Balance at December 31, 1996       6,000      $   6     $ 2,552,765   $  740,203      $  3,292,974
  Net income                                                             410,686           410,686
  Capital distribution                                   (2,552,765)    (175,240)       (2,728,005)
                               -------------------------------------------------------------------
Balance at November 30, 1997       6,000      $   6     $         -   $  975,649      $    975,655
                                   =====      =====     ===========   ==========      ============



See accompanying notes.

                MEC Health Care, Inc. and LSI Acquisition, Inc.

                        Combined Statement of Cash Flows



                                                                        ELEVEN-MONTH
                                                                        PERIOD ENDED
                                                                        NOVEMBER 30,
                                                                            1997
                                                                        ------------
OPERATING ACTIVITIES
Net income                                                              $    410,686
Adjustments to reconcile net income to net cash
   provided by operating activities:
     Depreciation and amortization                                           341,882
     Deferred income tax benefit                                              (5,000)
     Changes in operating assets and liabilities
         Due from NNJEI                                                     (121,210)
         Due from health benefits payors                                    (111,266)
         Prepaid expenses                                                    (14,628)
         Other assets                                                       (150,000)
         Accounts payable and accrued expenses                                34,105
         Accrued compensation                                                 50,193
         Medical claims payable                                              509,951
         Due from Stockholder                                              1,022,165
         Due to NNJEI                                                         52,490
         Income taxes payable                                                313,000
                                                                       -------------
Net cash provided by operating activities                                  2,332,368

INVESTING ACTIVITIES
Purchases of property, equipment and improvements                            (54,375)
                                                                       -------------
Net cash used in investing activities                                        (54,375)

FINANCING ACTIVITIES
Payments on note payable                                                    (100,000)
Payments on obligations under capital leases                                (172,889)
Capital distribution                                                      (2,728,005)
                                                                       -------------
Net cash used in financing activities                                     (3,000,894)
                                                                       -------------

Decrease in cash and cash equivalents                                       (722,901)
Cash and cash equivalents at beginning of period                             983,149
                                                                       =============
Cash and cash equivalents at end of period                                   260,248
                                                                       =============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest                               $      78,000
                                                                       =============

See accompanying notes.

                 MEC Health Care, Inc. and LSI Acquisition, Inc.

                     Notes to Combined Financial Statements

                                November 30, 1997


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

MEC Health Care, Inc. (MEC), a Maryland corporation, is a managed care organization which contracts with third-party health benefits payors in Maryland and Virginia to provide eye care services through a network of associated optometry and ophthalmology practices. The managed care contracts range from one to five years and are terminable by either party generally on sixty to ninety days notice. The contracts generally are automatically renewable for a one-year period. Revenues from two payors constituted approximately 63% of managed care revenues for the eleven-month period ended November 30, 1997. LSI Acquisition, Inc. (LSIA), a New Jersey corporation, is a physician practice management company which provides business management services for Northern New Jersey Eye Institute, P.A. (NNJEI), a group of eye care professionals. Both MEC and LSIA operate under common ownership and are hereinafter collectively referred to as the Company. All significant intercompany transactions have been eliminated. MEC and LSIA are wholly-owned subsidiaries of LaserSight, Incorporated (Stockholder).

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

PROPERTY, EQUIPMENT AND IMPROVEMENTS

Property, equipment and improvements are carried at cost. Depreciation is computed using the straight-line method, with the assets' useful lives estimated at four to thirty-one years. Routine maintenance and repairs are charged to

                MEC Health Care, Inc. and LSI Acquisition, Inc.

expense as incurred, while costs of betterments and renewals are capitalized

INTANGIBLE ASSETS

Intangible assets consists of the Services Agreement with NNJEI, which is being amortized on a straight-line method over 25 years.

Amortization expense with respect to intangible assets was approximately $59,000 for the eleven-month period ended November 30, 1997.

OTHER ASSETS

The Company purchased certain patient records and a managed care contract in 1996 and 1997, respectively, for which costs of approximately $166,000 (net of accumulated amortization of approximately $28,000) are included in other assets in the combined balance sheet as of November 30, 1997. The costs are being amortized on a straight-line method over four years. Amortization expense with respect to other assets was approximately $27,000 for the eleven-month period ended November 30, 1997.

MEDICAL CLAIMS PAYABLE

In accordance with the capitation contracts entered into with certain health benefits payors, MEC is responsible for payment of providers' claims. Medical claims payable represent provider claims reported to MEC and an estimate of provider claims incurred but not reported (IBNR).

MEC estimates the amount of IBNR using methodologies based upon the average interval between the date services are rendered and the date claims are reported and other factors considered relevant by MEC.

Certain medical claims were paid to an officer of MEC. The expense related to these transactions totaled approximately $285,000 for the eleven-month period ended November 30, 1997.

                MEC Health Care, Inc. and LSI Acquisition, Inc.

REVENUE RECOGNITION

Managed Care

Managed care revenues are derived from monthly capitation payments from health benefits payors which contract with MEC for the delivery of eye care services. MEC records this revenue on the accrual basis at contractually agreed-upon rates.

Practice Management Fees

Practice management fees are earned through management of NNJEI under the Services Agreement. This revenue represents reimbursement of practice management expenses incurred by LSIA, including depreciation and amortization expense of approximately $244,000 for the eleven-month period ended
November 30, 1997. In addition, LSIA receives 5% of NNJEI's net practice revenues and 40% of the net practice earnings before physician related expenses, as determined under the Services Agreement.

USE OF ESTIMATES

The preparation of combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes. Actual results could differ from those estimates.

                MEC Health Care, Inc. and LSI Acquisition, Inc.

CONCENTRATIONS OF CREDIT RISK

The Company places cash and cash equivalents with high-quality financial institutions. At times, the Company maintains cash balances in excess of amounts insured by the Federal Deposit Insurance Corporation (FDIC).

INCOME TAXES

The Company has applied the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (SFAS 109), which requires an asset and liability approach for financial accounting and reporting. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

2. AFFILIATION WITH NNJEI

Effective July 1, 1996, LSIA acquired substantially all of the assets and assumed certain liabilities of NNJEI, an ophthalmology practice located in New Jersey. The acquisition was accounted for by recording the assets and liabilities at fair value and allocating the remaining cost to the related Services Agreement. Under the Services Agreement, LSIA provides management, marketing and administrative services to NNJEI in return for a management fee. The Services Agreement has a 25-year life and is cancelable only for breach of its provisions or insolvency. NNJEI employs ophthalmologists and provides all eye care services to patients.

                MEC Health Care, Inc. and LSI Acquisition, Inc.

3. PROPERTY, EQUIPMENT AND IMPROVEMENTS

Property, equipment and improvements consist of the following at November 30, 1997:


                                   DESCRIPTION
         -----------------------------------------------------------------------
           Equipment held under capital leases                   $979,170
           Office furniture and equipment                         250,971
           Leasehold improvements                                  60,908
           Vehicles                                                20,500
                                                            -------------
                                                                1,311,549
           Less accumulated depreciation and amortization        (481,822)
                                                            =============
                                                                $ 829,727
                                                            =============

Depreciation and amortization of property, equipment and improvements totaled approximately $256,000 for the eleven-month period ended November 30, 1997.
Amortization expense related to capital leases is included in depreciation and amortization in the combined statement of operations.

4. NOTE PAYABLE

Note payable consists of the following as of November 30, 1997:


Non-interest bearing note payable to an individual, due
October 15, 1998. The note is secured by certain equipment
of LSIA.                                                         $ 26,500
                                                             ============


5. CAPITAL LEASE OBLIGATIONS

The Company leases equipment under noncancelable capital leases (with an initial or remaining term in excess of one year). Future minimum lease commitments are as follows:

         Month ending December 31, 1997                           $25,507
         Year ending December 31:
              1998                                                306,083
              1999                                                306,083
              2000                                                181,163
              2001                                                  4,706
                                                            -------------
         Total minimum lease payments                             823,542
         Less amount representing interest                       (128,013)
                                                            -------------
         Present value of minimum lease payments
           (including current portion of $232,095)               $695,529
                                                            =============

                                       12

                MEC Health Care, Inc. and LSI Acquisition, Inc.

6. COMMITMENTS AND CONTINGENCIES

Commitments

The Company leases its facilities and certain office equipment under noncancelable operating lease arrangements which expire at various dates, most with options for renewal. Certain facilities are leased from stockholders of NNJEI on a year-to-year basis and an officer of MEC through September 2002. As of November 30, 1997, future minimum lease payments under noncancelable operating leases with original terms of more than one year are as follows:

           Month ending December 31, 1997                 $10,347
           Year ending December 31:
                     1998                                 222,964
                     1999                                 222,964
                     2000                                 214,562
                     2001                                 204,316
                     2002                                  79,137
                                                -----------------
           Total                                         $954,290
                                                =================

Rent expense for the eleven-month period ended November 30,1997 was approximately $332,000. Rent expense related to locations leased from stockholders of NNJEI and an officer of MEC was approximately $241,000 during the eleven-month period ended November 30, 1997.

CONTINGENCY

In October 1997, the Stockholder received a request for mediation/arbitration from NNJEI which relates to the services agreement between LSIA and NNJEI. This services agreement was entered into as part of LSIA's July 1996 acquisition of the assets of NNJEI. The request for mediation alleges breach of contract and fraud which the Stockholder denies and intends to vigorously defend. The mediation began in mid-November and is continuing. Under the terms of the services agreement, it will be followed by binding arbitration if a resolution cannot be reached. The physicians employed by NNJEI have threatened to discontinue providing professional services effective March 31, 1998. In the opinion of management of LSIA, the resolution of this matter will not have a material effect on the financial position or results of operations of LSIA or the Company.

Malpractice

LSIA and NNJEI are insured with respect to medical malpractice risks primarily on a claims-made basis. Management is not aware of any claims against LSIA or NNJEI which might have a material impact on LSIA's financial position. Losses resulting from unreported claims cannot be estimated by management and therefore, an accrual has not been included in the accompanying combined financial statements.

                MEC Health Care, Inc. and LSI Acquisition, Inc.

7. INCOME TAXES

The Company accounts for income taxes under FASB Statement No. 109, "Accounting for Income Taxes (SFAS 109)". Deferred income tax assets and liabilities are determined based upon differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

The components of the income tax provision (benefit) are as follows:

                                        Eleven-Month
                                        Period Ended
                                      November 30, 1997
                                      -----------------
Current
   Federal                            $    253,000
   State                                    60,000
Deferred
   Federal                            $     (4,000)
   State                                    (1,000)
                                      ------------
Total                                 $    308,000
                                      ============

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's net deferred income taxes are as follows:


                                                                              DEFERRED TAX
                                                                            ASSET (LIABILITY)
                                                                            -----------------
                                                                               NOVEMBER 30
                                                                            -----------------
                  TEMPORARY DIFFERENCES/CARRYFORWARDS                             1997
         ------------------------------------------------------------------------------------
         Difference between book and tax amortization                            $5,000
                                                                                 ------
                Total deferred tax assets                                         5,000
         Other deferred tax liabilities                                             -
         Valuation allowance                                                        -
                                                                                 -----
         Net deferred taxes                                                      $5,000
                                                                                 ======

SFAS 109 requires a valuation allowance to reduce the deferred tax assets reported if, based on the weight of the evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. After consideration of all the evidence, both positive and negative, management has determined that a valuation allowance is not warranted at November 30, 1997.

                MEC Health Care, Inc. and LSI Acquisition, Inc.

7. INCOME TAXES (CONTINUED)

Income taxes are different from the amount computed by applying the United States statutory rate to income before income taxes for the following reasons:


                                          Eleven month period
                                        ended November 30, 1997
                                        -----------------------
Income tax expense at the
 statutory rate                                    $244,000
Permanent differences                                25,000
State taxes, net of federal
 benefit                                             39,000
                                              -------------
Income taxes                                       $308,000
                                              =============

8. SUBSEQUENT EVENT

Effective December 1, 1997, Vision Twenty-One, Inc. (Vision) acquired all of the outstanding stock of MEC and LSIA for $13.0 million, comprised of cash and common stock of Vision. The historical combined financial position, results of operations and cash flows of the Company do not reflect any adjustments relating to the acquisition.

               (b) Pro Forma Financial Information.

     The pro forma financial information required pursuant to Article 11 of Regulation S-X previously omitted from the Company's Form 8-K filed on January 14, 1998 is filed with this Amendment as follows:


             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

   Basis of Presentation........................................................   16
   Unaudited Pro Forma Consolidated Statements of Operations - Year Ended
        December 31, 1996.......................................................   17
   Unaudited Pro Forma Consolidated Statements of Operations - Nine-Month
         Period Ended September 30, 1997........................................   18
   Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 1997......   19
   Notes to Unaudited Pro Forma Consolidated Combined Financial Information ....   20

                    VISION TWENTY-ONE, INC. AND SUBSIDIARIES

                              UNAUDITED PRO FORMA
                       CONSOLIDATED FINANCIAL INFORMATION

BASIS OF PRESENTATION

     Effective December 1, 1996, Vision Twenty-One, Inc. (the "Company") acquired substantially all of the assets, primarily consisting of accounts receivable, leases, contracts, equipment and other tangible and intangible assets (the "business assets"), and assumed certain liabilities of 10 ophthalmology and optometry practices located in Minnesota, Arizona and Florida (the "1996 Acquisitions"). In conjunction with the 1996 Acquisitions, the Company entered into various business management agreements (the "Management Agreements") with the professional associations operating those practices. From March 1, 1997 to the Company's initial public offering on August 18, 1997 (the "Initial Public Offering"), the Company acquired the business assets of one optometry clinic, 11 ophthalmology clinics, six optical dispensaries and four ASCs located in Arizona and Florida (the "Pre IPO Acquisitions"). In conjunction with the Pre IPO Acquisitions, the Company entered into Management Agreements with the professional associations operating the practices. In September 1997, the Company closed in escrow the acquisition of the business assets of four ophthalmology clinics and two optical dispensaries located in Arizona, Florida and New York and acquired the business assets of a managed care company (the "September Acquisitions"). In October 1997, the Company closed in escrow one acquisition and entered into an agreement with respect to another acquisition of the business assets of one optical dispensary, two ophthalmology clinics and one ASC located in Florida (the "October Acquisitions"). In conjunction with the September and October Acquisitions, the Company entered into various Management Agreements with the professional associations operating those practices. Effective October 31, 1997, the Company acquired all of the issued and outstanding stock of BBG-COA, Inc. (the "Block Acquisition"). The Company completed a secondary public offering in November, 1997 (the "Offering") in order to fund a portion of the cash consideration for the Block Acquisition. Effective December 1, 1997, the Company acquired all of the issued and outstanding stock of MEC Health Care, Inc. ("MEC") and LSI Acquisition, Inc. ("LSIA") both of which are collectively referred to herein as the "MEC Acquisition". The Pre IPO Acquisitions, the September Acquisitions and the October Acquisitions are collectively referred to as the "1997 Acquisitions." Except for the Company's acquisitions of managed care companies, the Block Acquisition and the MEC Acquisition, which were accounted for under the purchase method of accounting, its acquisitions have been accounted for by recording the assets and liabilities at fair value and allocating the remaining costs to the related Management Agreements.

     The following unaudited pro forma consolidated financial statements are based on the historical consolidated financial statements of the Company, adjusted to give effect to the transactions described below. The unaudited pro forma consolidated statements of operations of the Company for the year ended December 31, 1996 give effect to the following transactions as if they had occurred on January 1, 1996: (i) the 1996 Acquisitions, (ii) the 1997 Acquisitions, (iii) the Block Acquisition, (iv) the MEC Acquisition, (v) the Initial Public Offering and the application of the net proceeds therefrom and
(vi) the Offering and the application of the net proceeds therefrom. The unaudited pro forma consolidated statements of operations of the Company for the nine-month period ended September 30, 1997 give effect to the following transactions as if they had occurred on January 1, 1996: (i) the 1997 Acquisitions, (ii) the Block Acquisition, (iii) the MEC Acquisition, (iv) the Initial Public Offering and the application of the net proceeds therefrom and
(v) the Offering and the application of the net proceeds therefrom. The unaudited pro forma consolidated balance sheet of the Company as of September 30, 1997 gives effect to the October Acquisitions, the Block Acquisition, and the MEC Acquisition at that date and the consummation of the Offering and the application of the estimated net proceeds therefrom.

     The unaudited pro forma consolidated financial statements are based on the historical financial statements of the Company, Block Vision, MEC, LSIA and the professional or other entities which owned the business assets which were the subject of the 1996 and 1997 Acquisitions and give effect to the 1996 Acquisitions, the 1997 Acquisitions, the Block Acquisition, the MEC Acquisition the Initial Public Offering and the Offering and the assumptions and adjustments described in the notes thereto. The unaudited pro forma consolidated financial information does not purport to indicate what the results of operations or financial condition of the Company would have been if the 1996 and 1997 Acquisitions, the Block Acquisition, the MEC Acquisition the Initial Public Offering and the Offering had been effected on the dates indicated or to project the future results of operations or financial condition of the Company. Such pro forma financial information should be read in conjunction with the consolidated financial statements of the Company and the financial statements of the other entities included in this Amendment or as previously filed with the Securities and Exchange Commission.

                    VISION TWENTY-ONE, INC. AND SUBSIDIARIES

                        UNAUDITED PRO FORMA CONSOLIDATED
                            STATEMENTS OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1996

                                 HISTORICAL
                                  COMPANY                    MEC                               BLOCK
                            FOR THE TWELVE-MONTH     FOR THE TWELVE-MONTH      MEC       FOR THE TWELVE-MONTH      BLOCK
                                PERIOD ENDED            PERIOD ENDED       ACQUISITION      PERIOD ENDED         ACQUISITION
                             DECEMBER 31, 1996        DECEMBER 31, 1996     ADJUSTMENT    DECEMBER 31, 1996      ADJUSTMENTS
                            --------------------    ---------------------  ------------  --------------------   --------------
Revenues:
 Practice management
   fees...................      $ 1,942,843               1,725,361
 Managed care.............        7,315,196               6,095,008                         $12,279,598
 Buying group sales.......                                       --                          54,832,374
 Other revenue............          305,654                  35,978                              26,244
                                -----------               ---------        ------------     -----------        -----------
                                  9,563,693               7,856,347                          67,138,216                 --
Operating expenses:
 Practice management
   expenses...............        1,244,173               1,232,316
 Medical claims...........        9,128,659               4,204,250                           8,741,585
 Cost of buying group
   sales..................                                       --                          52,084,442
 Salaries, wages and
   benefits...............        1,889,395                 832,855                           2,530,611            (90,000)(4)

 Business development.....        1,926,895
 General and
   administrative.........        1,208,678                 351,575                           2,274,141

 Depreciation and
   amortization...........          126,046                 183,715           (34,000) (16)     556,000           (372,000)(5)
                                                                              444,000  (16)                      1,371,000(5)
                                -----------              ----------        ----------       -----------        -----------
                                 15,523,846               6,804,711           410,000        66,186,779            909,000
Income (loss) from
 operations...............       (5,960,153)              1,051,636          (410,000)          951,437           (909,000)
Interest expense..........          159,484                  20,734           715,000  (17)     333,074            988,000(11)
                                -----------              ----------        ----------       -----------        -----------
Income (loss) before
 income taxes.............       (6,119,637)              1,030,902        (1,125,000)          618,363         (1,897,000)
Income tax expense
 (benefit)................               --                 339,900          (272,000) (7)      391,194           (356,194)(7)
                                -----------              ----------        ----------       -----------        -----------
Net income (loss).........      $(6,119,637)                691,002          (853,000)      $   227,169        $(1,540,806)
                                ===========              ==========        ==========       ===========        ===========
Net income (loss) per
 common share.............      $     (1.02)
                                ===========
Weighted average number of
 common shares
 outstanding..............        5,979,543
                                ===========

                                       1996 AND
                                         1997
                                     ACQUISITIONS         PRO FORMA
                                     ADJUSTMENTS         CONSOLIDATED
                                     ------------        ------------
Revenues:
 Practice management
   fees...................           $37,538,000(2)      $ 41,206,204
 Managed care.............             3,492,000(1)        29,181,802
 Buying group sales.......                                 54,832,374
 Other revenue............                 3,000(1)           370,876
                                     -----------         ------------
                                      41,033,000          125,591,256
Operating expenses:
 Practice management
   expenses...............            30,504,000(2)        32,980,489
 Medical claims...........             2,919,000(1)        24,993,494
 Cost of buying group
   sales..................                    --           52,084,442
 Salaries, wages and
   benefits...............                38,000(1)         7,638,861
                                       2,438,000(12)
 Business development.....                    --            1,926,895
 General and
   administrative.........               322,000(1)         4,386,394
                                         230,000(12)               --
 Depreciation and
   amortization...........             2,338,000(3)         4,612,761

                                     -----------         ------------
                                      38,789,000          128,623,336
Income (loss) from
 operations...............             2,244,000           (3,032,080)
Interest expense..........               204,000(6)         2,420,292
                                     -----------         ------------
Income (loss) before
 income taxes.............             2,040,000           (5,452,372)
Income tax expense
 (benefit)................            (1,536,000)(7)       (1,433,100)
                                     -----------         ------------
Net income (loss).........           $ 3,576,000         $ (4,019,272)
                                     ===========         ============
Net income (loss) per
 common share.............                               $      (0.47)
                                                         ============
Weighted average number of
 common shares
 outstanding..............                                  8,477,024
                                                         ============

      See accompanying notes to unaudited pro forma consolidated financial information.

                    VISION TWENTY-ONE, INC. AND SUBSIDIARIES

                        UNAUDITED PRO FORMA CONSOLIDATED
                            STATEMENTS OF OPERATIONS
                   NINE-MONTH PERIOD ENDED SEPTEMBER 30, 1997

                                  HISTORICAL
                                   COMPANY               MEC                                  BLOCK
                              FOR THE NINE-MONTH   FOR THE NINE-MONTH        MEC        FOR THE NINE-MONTH      BLOCK
                                 PERIOD ENDED         PERIOD ENDED        ACQUISITION      PERIOD ENDED      ACQUISITION
                              SEPTEMBER 30, 1997   SEPTEMBER 30, 1997      ADJUSTMENT      JULY 31, 1997      ADJUSTMENTS
                             -------------------  -------------------   ----------    ------------------   -----------
Revenues:
 Practice management fees.....     $19,684,406          2,444,814
 Managed care.................       9,307,430          6,227,064                          $11,878,000
 Buying group revenue.........                                                              40,389,000
 Other revenue................         451,925             67,567                              147,000
                                   -----------        -----------         ----------       -----------       -----------
                                    29,443,761          8,739,445                           52,414,000                --
                                   -----------        -----------                          -----------       -----------
Operating expenses:
 Practice management
   expenses...................      15,977,619          1,772,286
 Medical claims...............       8,052,709          4,401,191                            8,103,000
 Cost of buying group sales...                                                              38,360,000
 Salaries, wages and
   benefits...................       3,405,067            832,667                            2,228,000           (68,000)(4)
 General and administrative...       1,339,555            264,299                            1,770,000
 Depreciation and
   amortization...............         954,313            255,186           (50,000) (16)      530,000          (297,000)(5)
                                                                            333,000  (16)                      1,028,000 (5)
                                   -----------        -----------         ---------        -----------       -----------
                                    29,729,263          7,525,629           283,000         50,991,000           663,000
                                   -----------        -----------         ---------        -----------       -----------
Income (loss) from
 operations...................        (285,502)         1,213,816          (283,000)         1,423,000          (663,000)
Interest expense..............         740,777             25,623           552,000  (17)      181,000           847,000 (11)
                                   -----------        -----------         ---------        -----------       -----------
Income (loss) before income
 taxes........................      (1,026,279)         1,188,193          (835,000)         1,242,000        (1,510,000)
Income taxes..................              --            265,000          (210,000) (7)       601,000          (315,000)(7)
                                   -----------        -----------         ---------        -----------       -----------
Income (loss) before
 extraordinary charge(13).....     $(1,026,279)           923,193          (625,000)       $   641,000       $(1,195,000)
                                   ===========        ===========         =========        ===========       ===========
Income (loss) before
 extraordinary charge per
 common share(13).............     $     (0.15)
                                   ===========
Weighted average number of
 common shares outstanding....       6,670,779
                                   ===========





                                             1997
                                         ACQUISITIONS           PRO FORMA
                                         ADJUSTMENTS           CONSOLIDATED
                                         ------------          ------------
Revenues:
 Practice management fees.....            $11,388,000(2)       $33,517,220
 Managed care.................              1,461,000(1)        28,873,494
 Buying group revenue.........                     --           40,389,000
 Other revenue................                     --              666,492
                                          -----------          -----------
                                           12,849,000          103,446,206
                                          -----------          -----------
Operating expenses:
 Practice management
   expenses...................              9,190,000(2)        26,939,905
 Medical claims...............              1,186,000(1)        21,742,900
 Cost of buying group sales...                     --           38,360,000
 Salaries, wages and
   benefits...................                     --            6,397,734
 General and administrative...                104,000(1)         3,477,854
 Depreciation and
   amortization...............                808,000(3)         3,561,499
                                                   --
                                          -----------          -----------
                                           11,288,000          100,479,892
                                          -----------          -----------
Income (loss) from
 operations...................              1,561,000            2,966,314
Interest expense..............                     --            2,346,400
                                          -----------          -----------
Income (loss) before income
 taxes........................              1,561,000              619,914
Income taxes..................                201,000(7)           542,000
                                          -----------          -----------
Income (loss) before
 extraordinary charge(13).....            $ 1,360,000          $    77,914
                                          ===========          ===========
Income (loss) before
 extraordinary charge per
 common share(13).............                                 $     (0.01)
                                                               ===========
Weighted average number of
 common shares outstanding....                                   8,477,024
                                                               ===========



      See accompanying notes to unaudited pro forma consolidated financial information.

                    VISION TWENTY-ONE, INC. AND SUBSIDIARIES

                              UNAUDITED PRO FORMA
                           CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1997

                                     HISTORICAL
                                       COMPANY                                                                     BLOCK
                                        AS OF                    MEC                      MEC                      AS OF
                                    SEPTEMBER 30,               AS OF                  AQUISITION                 JULY 31,
                                        1997             SEPTEMBER 30, 1997            ADJUSTMENTS                 1997
                                    -------------        ------------------            ------------             -----------
ASSETS
Current assets:
  Cash and cash equivalents.......   $ 2,615,335               531,075                  (6,500,000) (15)        $   338,845
                                                                                           (65,000) (17)
                                                                                            74,000  (17)
                                                                                         6,500,000  (17)
  Accounts receivable.............     7,471,833               577,951                                            6,562,298
  Other receivables...............     1,321,389               125,209
  Prepaid expenses and other
    current assets................       889,941                21,522                                               56,858
                                     -----------         -------------               -------------              -----------
        Total current assets......    12,298,498             1,255,757                       9,000                6,958,001
Fixed assets, net.................     3,263,943               848,154                                              977,787
Intangible assets.................    28,050,825             1,570,459                   9,537,795  (15)          5,051,204

Other assets......................       157,489             1,586,113                                              258,513
                                     -----------         -------------               -------------              -----------
        Total assets..............   $43,770,755         $   5,260,483                   9,546,795              $13,245,505
                                     ===========         =============               =============              ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable................   $   955,998         $     743,072                                         $ 6,601,635
  Accrued expenses................       967,261               284,733                     487,000 (17)            193,956
  Accrued acquisition and offering
    costs.........................            --                    --
  Accrued compensation............     1,317,385                57,388
  Due to managed professional
    associations..................     1,814,691
  Due to selling shareholders.....     3,800,228
  Current portion of long-term
    debt..........................       112,889                 3,136
  Current portion of obligations
    under capital leases..........       289,742                                                                     27,511
  Medical claims payable..........     1,457,866
                                     -----------         -------------               -------------              -----------
        Total current
          liabilities.............    10,716,060             1,088,329                     487,000                6,823,102
Deferred rent payable.............       262,376
Obligations under capital
  leases..........................       111,046               695,567                                                   --
Long-term debt, less current
  portion.........................        66,264                14,382                   6,500,000 (17)           3,124,134
Other long-term liabilities.......                                                                                   40,211
Deferred income taxes.............     1,716,000
Stockholders' equity:
  Common stock....................         8,591                     6                         813 (15)              13,638
                                                                                                <6>(14)
  Additional paid-in capital......    40,269,136             1,818,883                  (1,818,883)(14)           3,828,365
                                                                                         6,499,187 (15)
                                                                                            74,000 (17)

  Deferred compensation...........      (435,810)
  Accumulated deficit.............    (8,942,908)            1,643,316                  (1,643,316)(14)            (583,945)
                                                                                          (552,000)(17)

                                     -----------         -------------               -------------              -----------
        Total stockholders'
          equity..................    30,899,009             3,462,205                   2,559,795                3,258,058
                                     -----------         -------------               -------------              -----------
        Total liabilities and
          stockholders' equity....   $43,770,755         $   5,260,483               $   9,546,795              $13,245,505
                                     ===========         =============               =============              ===========


                                        BLOCK            OCTOBER                        OFFERING             PRO FORMA
                                     ACQUISITION       ACQUISITION      PRO FORMA      AND OTHER            CONSOLIDATED
                                     ADJUSTMENTS       ADJUSTMENTS     CONSOLIDATED   ADJUSTMENTS          AFTER OFFERING
                                     -----------       -----------     ------------   ------------         --------------
ASSETS
Current assets:
  Cash and cash equivalents.......      (750,000) (9)  $ (1,792,000)(8) $  6,345,255   $ (5,615,000)(10)    $    730,255
                                        (426,000)(11)
                                         204,000 (11)
                                       5,615,000 (11)
  Accounts receivable.............                               --       14,612,082                          14,612,082
  Other receivables...............            --                           1,446,598                           1,446,598
  Prepaid expenses and other
    current assets................                               --          968,321                             968,321
                                     -----------       ------------     ------------   ------------         ------------
        Total current assets......     4,643,000         (1,792,000)      23,372,256     (5,615,000)          17,757,256
Fixed assets, net.................                               --        5,089,884                           5,089,884
Intangible assets.................    29,211,942  (9)     3,150,000 (8)   77,162,225                          77,162,225
                                                            590,000 (8)
Other assets......................                               --        2,002,115                           2,002,115
                                     -----------       ------------     ------------   ------------         ------------
        Total assets..............   $33,854,942       $  1,948,000     $107,626,480   $ (5,615,000)        $102,011,480
                                     ===========       ============     ============   ============         ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable................
  Accrued expenses................                               --     $  8,300,705                        $  8,300,705
  Accrued acquisition and offering       421,000 (11)            --        2,353,950                           2,353,950
    costs.........................                                                --                                  --
  Accrued compensation............                               --        1,374,773                           1,374,773
  Due to managed professional                                    --
    associations..................                                         1,814,691                           1,814,691
  Due to selling shareholders.....                               --       29,400,228                                  --
                                      25,600,000  (9)                                   (25,600,000)(10)
  Current portion of long-term
    debt..........................     5,615,000 (11)            --        5,731,025                           9,531,253
  Current portion of obligations
    under capital leases..........                               --          317,253                             317,253
  Medical claims payable..........                               --        1,457,866                           1,457,866
                                     -----------       ------------     ------------   ------------         ------------
        Total current
          liabilities.............    31,636,000                 --       50,750,491    (25,600,000)          25,150,491
Deferred rent payable.............                               --          262,376                             262,376
Obligations under capital                                                    806,613                             806,613
  leases..........................                               --
Long-term debt, less current                                               9,704,780                           9,704,780
  portion.........................                               --
Other long-term liabilities.......                                            40,211                              40,211
Deferred income taxes.............                          590,000(8)     2,306,000                           2,306,000
Stockholders' equity:
  Common stock....................       (13,638)(14)           101(8)         9,963          2,300 (10)          12,263
                                             458  (9)
  Additional paid-in capital......    (3,828,365)(14)     1,357,899(8)    54,523,764     19,982,700 (10)      74,506,464
                                       6,049,542  (9)
                                          70,000  (9)
                                         204,000 (11)

  Deferred compensation...........            --                            (435,810)                           (435,810)
  Accumulated deficit.............       583,945 (14)            --      (10,341,908)                        (10,341,908)
                                        (370,000)(11)
                                        (477,000)(11)
        Total stockholders'          -----------       ------------     ------------   ------------         ------------
          equity..................     2,218,942          1,358,000       43,756,009     19,985,000           63,741,009
                                     -----------       ------------     ------------   ------------         ------------
        Total liabilities and
          stockholders' equity....   $33,854,942       $  1,948,000     $107,626,480   $ (5,615,000)        $102,011,480
                                     ===========       ============     ============   ============         ============


      See accompanying notes to unaudited pro forma consolidated financial information.

                    VISION TWENTY-ONE, INC. AND SUBSIDIARIES

                          NOTES TO UNAUDITED PRO FORMA
                       CONSOLIDATED FINANCIAL INFORMATION

     (1) The Company has acquired two managed care businesses -- one on December 1, 1996 (a 1996 Acquisition) and the other on September 1, 1997 (a 1997 Acquisition). These adjustments reflect the pro forma additional managed care revenue, medical claims, salaries, wages and benefits and general and administrative expenses that would have been generated by each business if the 1996 Acquisition and the 1997 Acquisition had occurred on January 1, 1996. The managed care revenue, medical claims, salaries, wages and benefits and general and administrative expenses for the nine-month period ended September 30, 1996 reflect the pro forma additional amounts that would have been incurred if the 1997 Acquisition had occurred on January 1, 1996.

                                                              TWELVE-MONTH    NINE-MONTH
                                                              PERIOD ENDED   PERIOD ENDED
                                                                12/31/96       9/30/97
                                                              ------------   ------------
Revenues:
  Managed care..............................................   $3,492,000     $1,461,000
  Other.....................................................        3,000             --
                                                               ----------     ----------
                                                                3,495,000      1,461,000
                                                               ----------     ----------
Expenses:
  Medical claims............................................    2,919,000      1,186,000
  Salaries, wages and benefits..............................       38,000             --
  General and administrative................................      322,000        104,000
                                                               ----------     ----------
                                                                3,279,000      1,290,000
                                                               ----------     ----------
Net.........................................................   $  216,000     $  171,000
                                                               ==========     ==========

     (2) The practice management fees and practice management expenses for the year ended December 31, 1996 reflect the pro forma additional practice management fee revenue that would have been earned through the management of the related managed professional entities under the Management Agreements if the 1996 Acquisitions (which were effective on December 1, 1996) and the 1997 Acquisitions had occurred on January 1, 1996, less approximately $479,000 earned by the Company on a historical basis through a management agreement with managed professional entities included in the 1996 Acquisitions. The practice management fees and practice management expenses for the nine-month period ended September 30, 1997 reflect the pro forma additional practice management fee revenue that would have been earned through the management of the related managed professional entities under the Management Agreements if the 1997 Acquisitions had occurred on January 1, 1996. This revenue represents reimbursement of practice management expenses incurred by the Company, including depreciation of fixed assets. In addition, the Company receives a percentage (ranging from 24 to 37 percent) of the related managed professional entities net earnings before interest, taxes and shareholder physician expenses, as determined under the related Management Agreements.

     The following analysis summarizes the adjustments related to practice management fees:

                                                                     1996 AND 1997
                                                                ACQUISITION ADJUSTMENTS
                                                              ---------------------------
                                                              TWELVE-MONTH    NINE-MONTH
                                                              PERIOD ENDED   PERIOD ENDED
                                                                12/31/96       9/30/97
                                                              ------------   ------------
Practice management fee summary:
Reimbursement of practice management expenses:
  Practice management expenses..............................  $30,504,000    $ 9,190,000
  Depreciation..............................................    1,140,000        347,000
                                                              -----------    -----------
                                                               31,644,000      9,537,000
Share of Managed Professional Associations' net earnings....    6,373,000      1,851,000
                                                              -----------    -----------
                                                               38,017,000     11,388,000
Less management fee earned by the Company through a
  management agreement with a Managed Professional
  Association for the eleven-month period ended November 30,
  1996......................................................     (479,000)            --
                                                              -----------    -----------
Practice management fee revenue.............................  $37,538,000    $11,388,000
                                                              ===========    ===========

     The share of Managed Professional Associations' net earnings was computed as follows:

                                                              TWELVE-MONTH    NINE-MONTH
                                                              PERIOD ENDED   PERIOD ENDED
                                                                12/31/96       9/30/97
                                                              ------------   ------------
Gross practice revenues.....................................  $52,887,000    $15,707,000
  less defined practice expenses including depreciation.....   31,644,000      9,537,000
                                                              -----------    -----------
Managed Professional Associations'
  net earnings..............................................  $21,243,000    $ 6,170,000
Weighted-average management fee percentage..................      30%            30%
                                                              -----------    -----------
Share of Managed Professional Associations'
  net earnings..............................................  $ 6,373,000    $ 1,851,000
                                                              ===========    ===========

     The pro forma adjustments for practice management fees and practice management expenses are based on the actual results of operations of the individual practices, as adjusted for the terms of the Management Agreements. While the Company expects the operations of the practices to improve under its management, there can be no assurance that operations will not deteriorate. However, the Company believes this information is the best available objective information upon which to evaluate the performance of the practices.

     (3) Depreciation and amortization reflect depreciation of the related managed professional entities' fixed assets acquired over their estimated useful life and amortization of intangible assets over an average life of 25 years:

                                                                     1996 AND 1997
                                                                ACQUISITION ADJUSTMENTS
                                                              ---------------------------
                                                              TWELVE-MONTH    NINE-MONTH
                                                              PERIOD ENDED   PERIOD ENDED
                                                                12/31/96       9/30/97
                                                              ------------   ------------
Fixed assets(a).............................................  $ 1,140,000     $  347,000
Intangible assets(b)........................................    1,198,000        461,000
                                                              -----------     ----------
                                                              $ 2,338,000     $  808,000
                                                              ===========     ==========

     (a) Depreciation on fixed assets is calculated on a straight-line method over the estimated useful lives of the various classes of assets, which range from three to seven years.

     (b) Amortization of intangible assets is calculated on a straight-line method over an average life of 25 years. Included in amortization expense is $191,000 and $109,000 for the twelve-month period ended

December 31, 1996 and the nine-month period ended September 30, 1997, respectively, for the addition to intangible assets and corresponding increase in deferred income taxes for the value of the portion of the Management Agreements acquired in non-taxable transactions as if they had occurred on January 1, 1996 and January 1, 1997, respectively.

     (4) The adjustment reduces certain salaries of the management of Block by $90,000 and $68,000 for the twelve-month period ended December 31, 1996 and the nine-month period ended September 30, 1997, respectively, to levels that will be paid by the Company.

     (5) The adjustment removes the goodwill amortization previously recorded by Block of $372,000 and $297,000 for the twelve-month period ended December 31, 1996 and the nine-month period ended September 30, 1997, respectively, and records the goodwill amortization of $1,371,000 and $1,028,000 for the twelve-month period ended December 31, 1996 and the nine-month period ended September 30, 1997, respectively, related to the acquisition of Block by the Company.

     (6) The adjustment to interest expense reflects the additional interest on the notes issued and the debt assumed in conjunction with the 1996 Acquisitions as if the 1996 Acquisitions occurred on January 1, 1996, as follows:

                                        CARRYING
                                         AMOUNT     INTEREST                       INTEREST
DESCRIPTION                             12/31/96      RATE          PERIOD         EXPENSE
-----------                            ----------   --------   -----------------   --------
Unsecured notes payable issued to
  stockholders of the Managed
  Professional Associations on
  12/1/96............................  $1,924,959     8.00%    1/1/96 -- 11/30/96  $141,000
Certain notes payable and capital
  lease obligations assumed of the
  Managed Professional Associations
  on 12/1/96.........................     744,481     9.25%    1/1/96 -- 11/30/96    63,000
                                                                                   --------
                                                                                   $204,000
                                                                                   ========

     (7) The adjustment records the income tax expense (benefit) that would have been recorded if the transactions had occurred on January 1, 1996. The expense (benefit) is calculated using an estimated average income tax rate of 38% and income before income taxes adjusted for the amortization of the non-deductible goodwill resulting from the Block Acquisition and MEC Acquisition.

     (8) The adjustment reflects the October Acquisitions. The fair value of the net assets and Management Agreements associated with the October Acquisitions is expected to approximate $3,150,000. The October Acquisitions were financed through the expected payment of $1,792,000 in cash and the issuance of approximately 101,000 shares of the Company's Common Stock, valued at the average closing prices of the Company's Common Stock five days before and after the closing dates. The acquisition adjustment assumes the fair value of the net business assets is immaterial and, accordingly, allocates the entire fair value of $3,150,000 to intangible assets, principally representing the fair value of the Management Agreements. The Company has also recorded an addition to intangible assets of $590,000 with a corresponding increase in deferred income taxes for the value of the portion of the Management Agreements acquired in non-taxable transactions.

     (9) The adjustments reflect the Block Acquisition which was effective October 31, 1997. The Company delivered 458,365 shares of the Company's Common Stock valued at $13.20 per share based on the average closing prices of the Company's Common Stock in the five days before the closing date. The Company is obligated to pay $25,600,000 in cash on the earlier of consummation of the Offering or November 30, 1997. Goodwill was estimated as follows:

Value of Company Common Stock...............................               $ 6,050,000
Cash to be paid to selling shareholders.....................                25,600,000
Transaction fee paid in cash................................                   750,000
Transaction fee paid in warrants............................                    70,000
                                                                           -----------
                                                                            32,470,000
Recorded net book value of Block............................  $3,258,058
Less previously recorded goodwill...........................   5,051,204    (1,793,146)
                                                              ----------   -----------
Resulting goodwill..........................................                34,263,146
Previously recorded goodwill................................                 5,051,204
                                                                           -----------
          Net increase in goodwill..........................               $29,211,942
                                                                           ===========

     The Company anticipates that it will amortize the goodwill over a 25 year life. The Company will continue to evaluate the appropriate value of the assets and liabilities, the purchase price allocation and the amortization period for the goodwill. The adjustments also record the amounts due to selling shareholders of $25,600,000; the issuance of $6,050,000 in the Company Common Stock; payment of $750,000 in cash and $70,000 in warrants for certain transaction fees to be incurred in connection with the Block Acquisition; and the elimination of Block's historical equity accounts. There is no adjustment to deferred income taxes because the goodwill is non-deductible. If the Company subsequently determines that there are identifiable intangible assets, the amortization period for those amounts will be adjusted accordingly and deferred income taxes will also be recorded, which will increase the amount of goodwill.

     (10) The adjustments reflect the Company's intent to sell 2,300,000 shares of Common Stock in the Offering resulting in net proceeds of $19,985,000. Such proceeds will be used to repay the selling shareholders of Block $19,985,000. Additionally, the selling shareholders of Block will be paid $5,615,000 from borrowings on the bridge loan credit facility, for a total payment of $25,600,000 to the selling shareholders of Block.

     (11) The adjustments reflect the Company's entering into a bridge loan credit facility in October 1997 to borrow up to $37.0 million to complete the acquisition of Block if the Offering is not completed in a timely manner and to borrow approximately $5.6 million on the bridge loan credit facility to be used to repay the selling shareholders of Block. To enter into the borrowing arrangement, the Company paid $370,000 in cash and issued 50,000 warrants for which it received $140,000 in cash. The terms of the bridge loan credit facility will require the Company to pay an additional funding fee and will issue additional warrants when it draws on the borrowing arrangement. The borrowing of approximately $5.6 million on the bridge loan credit facility will result in the Company paying a funding fee of $56,000 and issuing 22,764 in additional warrants for which the Company will receive $64,000 in cash. Because the cash fees paid are not refundable, they are recognized as interest expense in the unaudited pro forma consolidated statement of operations for the year ended December 31, 1996 and the nine-month period ended September 30, 1997. The adjustment also reflects the additional interest expense of $562,000 and $421,000 for the year ended December 31, 1996 and the nine-month period ended September 30, 1997, respectively, that would have been incurred from the borrowing of approximately $5.6 million on the bridge loan credit facility at an estimated interest rate of 10.0%

     (12) The adjustment increases the salaries, wages and benefits for the year ended December 31, 1996 by $2,438,000 and general and administrative expenses for the year ended December 31, 1996 by $230,000 to the level incurred in the first six months of 1997 to reflect the expense of the additional infrastructure needed to manage the 1996 Acquisitions and the 1997 Acquisitions. The adjusted salaries, wages and benefits and general and administrative expenses for the year ended December 31, 1996 equal the annualized expenses incurred through June 30, 1997 for the same activities.

     (13) Net income (loss) excludes the extraordinary charge for early extinguishment of debt for $323,346.


     (14) Eliminates the equity of Block and MEC.

(15) The adjustments reflect the MEC Acquisition which was effective December
     1, 1997. The Company delivered 812,500 shares of the Company's Common Stock valued at $8.00 per share based on the average closing prices of the Company's Common Stock in the five days before the closing date. Additionally, the Company paid $6,500,000 in cash to the selling shareholders. Goodwill was estimated as follows:


     Value of Company Common Stock                               $ 6,500,000
     Cash paid to selling shareholders                             6,500,000
                                                                 -----------
                                                                  13,000,000

     Recorded net book value of MEC          3,462,205
     Less previously recorded goodwill       1,570,459             1,891,746
                                             ---------           -----------

     Resulting goodwill                                           11,108,254
     Previously recorded goodwill                                  1,570,459
                                                                 -----------
          Net increase in goodwill                               $ 9,537,795
                                                                 ===========

The Company anticipates that it will amortize the goodwill over a 25 year life. The Company will continue to evaluate the appropriate value of the assets and liabilities, the purchase price allocation and the amortization period for the goodwill. The adjustment also records the amounts paid to the selling shareholders of $6,500,000 and the issuance of $6,500,000 in the Company's Common Stock. There is no adjustment to deferred income taxes because the goodwill is non-deductible. If the Company subsequently determines that there are identifiable intangible assets, the amortization period for those amounts will be adjusted accordingly and deferred income taxes will also be recorded, which will increase the amount of goodwill.

(16) The adjustment removes the goodwill amortization previously recorded by MEC of $34,000 and $50,000 for the twelve-month period ended December 31, 1996 and nine-month period ended September 30, 1997, respectively, and records the goodwill amortization of $444,000 and $333,000 for the twelve-month period ended December 31, 1996 and nine-month period ended September 30, 1997, respectively, related to the acquisition of MEC by the Company.

(17) The adjustments reflect the company's borrowing of $6.5 million on the bridge loan facility to pay-off the selling shareholders of MEC. To borrow on the bridge loan, the Company must pay $65,000 in funding fees and issue 26,351 warrants for which the Company will receive $74,000 in cash. Because the fees paid are not refundable, they are recognized as an expense in the unaudited pro forma consolidated statement of operations for the year ended December 31, 1996 and the nine-month period ended September 30, 1997. The adjustment also reflects the additional interest expense of $650,000 and $487,000 for the year ended December 31, 1996 and the nine-month period ended September 30, 1997, respectively, that would have been incurred from the borrowing of approximately $6.5 million on the bridge loan credit facility at an estimated interest rate of 10% as if were outstanding for the entire period.

               (c) Exhibits.

                   The Exhibits to this Report are listed in the Exhibit Index set forth elsewhere herein.

                    VISION TWENTY-ONE, INC. AND SUBSIDIARIES

                              UNAUDITED PRO FORMA
                       CONSOLIDATED FINANCIAL INFORMATION

BASIS OF PRESENTATION

     Effective December 1, 1996, Vision Twenty-One, Inc. (the "Company") acquired substantially all of the assets, primarily consisting of accounts receivable, leases, contracts, equipment and other tangible and intangible assets (the "business assets"), and assumed certain liabilities of 10 ophthalmology and optometry practices located in Minnesota, Arizona and Florida (the "1996 Acquisitions"). In conjunction with the 1996 Acquisitions, the Company entered into various business management agreements (the "Management Agreements") with the professional associations operating those practices. From March 1, 1997 to the Company's Initial Public Offering on August 18, 1997, the Company acquired the business assets of one optometry clinic, 11 ophthalmology clinics, six optical dispensaries and four ASCs located in Arizona and Florida (the "Pre IPO Acquisitions"). In conjunction with the Pre IPO Acquisitions, the Company entered into Management Agreements with the professional associations operating the practices. In September 1997, the Company closed in escrow the acquisition of the business assets of four ophthalmology clinics and two optical dispensaries located in Arizona, Florida and New York and acquired the business assets of a managed care company (the "September Acquisitions"). In October 1997, the Company closed in escrow one acquisition and entered into an agreement with respect to another acquisition of the business assets of one optical dispensary, two ophthalmology clinics and one ASC located in Florida (the "October Acquisitions"). In conjunction with the September and October Acquisitions, the Company entered into various Management Agreements with the professional associations operating those practices. Effective October 31, 1997, the Company acquired all of the issued and outstanding stock of BBG-COA, Inc. (the "Block Acquisition")*. The Pre IPO Acquisitions, the September Acquisitions and the October Acquisitions are collectively referred to as the "1997 Acquisitions." Except for the Company's acquisitions of managed care companies, the Block Acquisition and the MEC Acquisition, which were accounted for under the purchase method of accounting, its acquisitions have been accounted for by recording the assets and liabilities at fair value and allocating the remaining costs to the related Management Agreements.

     The following unaudited pro forma consolidated financial statements are based on the historical consolidated financial statements of the Company, adjusted to give effect to the transactions described below. The unaudited pro forma consolidated statements of operations of the Company for the year ended December 31, 1996 give effect to the following transactions as if they had occurred on January 1, 1996: (i) the 1996 Acquisitions, (ii) the 1997 Acquisitions, (iii) the Block Acquisition, (iv) the MEC Acquisition, (v) the Initial Public Offering and the application of the net proceeds therefrom and
(vi) the Offering and the application of the net proceeds therefrom. The unaudited pro forma consolidated statements of operations of the Company for the nine-month period ended September 30, 1997 give effect to the following transactions as if they had occurred on January 1, 1996: (i) the 1997 Acquisitions, (ii) the Block Acquisition, (iii) the MEC Acquisition, (iv) the Initial Public Offering and the application of the net proceeds therefrom and
(v) the Offering and the application of the net proceeds therefrom. The unaudited pro forma consolidated balance sheet of the Company as of September 30, 1997 gives effect to the October Acquisitions, the Block Acquisition, and the MEC Acquisition at that date and the consummation of the Offering and the application of the estimated net proceeds therefrom.

     The unaudited pro forma consolidated financial statements are based on the historical financial statements of the Company, Block Vision MEC Acquisition and the professional or other entities which owned the business assets which were the subject of the 1996 and 1997 Acquisitions and give effect to the 1996 Acquisitions, the 1997 Acquisitions, the Block Acquisition, the MEC Acquisition the Initial Public Offering and the Offering and the assumptions and adjustments described in the notes thereto. The unaudited pro forma consolidated financial information does not purport to indicate what the results of operations or financial condition of the Company would have been if the 1996 and 1997 Acquisitions, the Block Acquisition, the MEC Acquisition the Initial Public Offering and the Offering had been effected on the dates indicated or to project the future results of operations or financial condition of the Company. Such pro forma financial information should be read in conjunction with the consolidated financial statements of the Company and the financial statements of the other entities included in this Prospectus.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        VISION TWENTY-ONE, INC.


                                        By:/s/ Richard T. Welch
                                           --------------------
                                               Richard T. Welch
                                        Its:   Chief Financial Officer


Dated:  March 16, 1998

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER     EXHIBIT
------     -------
23         Consent of Ernst & Young LLP